UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 18, 2011

OPKO Health, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33528	75-2402409
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4400 Biscayne Blvd., Miami, Florida		33137
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(305) 575-4100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

ITEM 7.01. Regulation FD Disclosure.

On March 18, 2011, the Company issued a press release announcing the completion of the underwritten public offering of an additional 2,397,029 shares of common stock pursuant to the over-allotment exercise by the underwriters in connection with the Offering. The press release is furnished as Exhibit 99.1 hereto.

The information provided in Item 7.01 of this Current Report on Form 8-K and in the attached Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 8.01 Other Events.

On March 18, 2011, in connection with the completion of its previously announced underwritten public offering of 27,000,000 shares of common stock (the “Offering”), OPKO Health, Inc. (the “Company”) completed, pursuant to the over-allotment option exercised by the underwriters, the underwritten public offering of an additional 2,397,029 shares of common stock at a price of $3.75 per share. The Company received approximately $8.5 million in net proceeds from the offering after underwriting fees.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated March 18, 2011.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPKO Health, Inc.

March 18, 2011	By:	/s/ Rao Uppaluri

Name: Rao Uppaluri
Title: Senior Vice President, Chief Financial Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated March 18, 2011.